Exhibit 4.1


                                FACE OF SECURITY
                             Fixed Rate Senior Note

REGISTERED                                                 REGISTERED
No. FXR - 5                                                $8,250,000
                                                           CUSIP: 00079FBE1

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               ABN AMRO BANK N.V.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)


           11.00% Reverse Exchangeable Securities due February 27, 2004 linked to common stock of Citigroup Inc.

==================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION         INTEREST RATE:                MATURITY DATE:
  February 28, 2003                DATE:  N/A                  11.00% per annum              February 27, 2004
------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:        INITIAL REDEMPTION         INTEREST PAYMENT DATES:       OPTIONAL
  February 28, 2003                PERCENTAGE:  N/A          August 27, 2003 and          REPAYMENT DATE:  N/A
                                                             February 27, 2004
------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION          INTEREST PAYMENT PERIOD:      APPLICABILITY OF MODIFIED
    U.S. Dollars                  PERCENTAGE                 Semi-annually                 PAYMENT UPON
                                  REDUCTION:  N/A                                          ACCELERATION: N/A
                                                                                           (But see "Alternate
                                                                                           Exchange Calculation
                                                                                           in case of an Event
                                                                                           of Default")
------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE          APPLICABILITY OF              If yes, state issue Price:
    CURRENCY                      PERIOD:  N/A               ANNUAL INTEREST           N/A
    OTHER THAN U.S.                                          PAYMENTS:  N/A
    DOLLARS, OPTION
    TO ELECT
    PAYMENT IN U.S.
    DOLLARS: N/A
------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                          ORIGINAL YIELD TO
    AGENT: N/A                                                                         MATURITY:  N/A
------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: (see below)
------------------------------------------------------------------------------------------------------------------

==================================================================================================================

Initial Price.........................  $32.81 per Underlying Share divided by the Exchange Factor.

Underlying Shares.....................  Common stock of the Underlying Company, par value $0.01 per share.

Underlying Company....................  Citigroup Inc.

Minimum Denominations.................  $1,000 and integral multiples thereof.

Payment at Maturity:..................  At maturity, the Issuer shall pay or deliver for each $1,000 principal
                                        amount of Notes, either (I) a cash
                                        payment equal to $1,000, if the
                                        Determination Price on the
                                        Determination Date of the Underlying
                                        Shares is at or above the Initial
                                        Price, or (ii) the number of Underlying
                                        Shares equal to the Stock Redemption
                                        Amount, if the Determination Price on
                                        the Determination Date of the
                                        Underlying Shares is lower than the
                                        Initial Price. The Issuer shall pay
                                        cash in lieu of delivering fractional
                                        Underlying Shares in an amount equal to
                                        the corresponding fractional Closing
                                        Price of the Underlying Shares as
                                        determined by the Calculation Agent on
                                        the Determination Date.

                                        If the Issuer is required to deliver
                                        Underlying Shares pursuant to the terms
                                        of the Notes, it shall, or cause the
                                        Calculation Agent to, provide written
                                        notice to the Trustee at its New York
                                        office, on which notice the Trustee may
                                        conclusively rely, of the Stock
                                        Redemption Amount, on or prior to the
                                        Issuer Notice Date. The Issuer shall,
                                        or shall cause the Calculation Agent
                                        to, deliver such Underlying Shares
                                        (and/or Exchange Property, if
                                        applicable) to the Trustee for delivery
                                        to the Holders.

Stock Redemption Amount:..............  The Calculation Agent shall determine the Stock Redemption Amount for each
                                        $1,000 principal amount of Notes on the
                                        Determination Date by dividing $1,000
                                        by the Initial Price.

                                        The number of Underlying Shares to be
                                        delivered at maturity shall be subject
                                        to any applicable adjustments (i) to
                                        the Exchange Factor and (ii) in the
                                        Exchange Property, as defined in
                                        paragraph 5 under "Adjustment Events"
                                        below, to be delivered instead of, or
                                        in addition to, such Underlying Shares
                                        in each case as a result of any
                                        corporate event described under
                                        "Adjustment Events" below.

Determination Date:...................  The third scheduled trading day prior to the maturity date, provided that if
                                        such day is not a trading day, or if a
                                        market disruption event occurrs on such
                                        a trading day, the determination date
                                        shall be the immediately succeeding
                                        trading day; provided, further, that the determination date shall be no later than the second scheduled trading day preceding the maturity date, notwithstanding the occurrence of a market disruption event on such second scheduled trading day. If there is a market disruption event on such second scheduled trading day, then the calculation agent will determine the value of the Underlying Shares on such trading day as set forth under "-Closing Price" below and, if such procedures are unavailable, using its good faith estimate of the closing price that would have prevailed but for such market disruption event.

Determination Price:..................  The Closing Price per Underlying Share
                                        on the Determination Date, as
                                        determined by the Calculation Agent.

Closing Price.........................  If the Underlying Shares (or any other security for which a Closing Price must
                                        be determined) are listed on a U.S.
                                        securities exchange registered under
                                        the Exchange Act, are securities of The
                                        Nasdaq National Market or are included
                                        in the OTC Bulletin Board Service (the
                                        "OTC Bulletin Board"), operated by the
                                        National Association of Securities
                                        Dealers, Inc., the Closing Price for
                                        one Underlying Share (or one unit of
                                        any such other security) on any Trading
                                        Day means (I) the last reported sale
                                        price, regular way, in the principal
                                        trading session on such day on the
                                        principal securities exchange on which
                                        the Underlying Shares (or
                                        any such other security) are listed or
                                        admitted to trading or (ii) if not
                                        listed or admitted to trading on any
                                        such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if the Underlying
                                        Shares (or other such security) are
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price in the principal trading
                                        session on the over-the-counter market
                                        as reported on The Nasdaq National
                                        Market or OTC Bulletin Board on such
                                        day. If the last reported sale price is
                                        not available pursuant to clause (i) or
                                        (ii) of the preceding sentence, the
                                        Closing Price for any Trading Day shall
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for the Underlying Shares (or any such
                                        other security) obtained from as many
                                        dealers in such security (which may
                                        include AAI or any of the Issuer's
                                        other subsidiaries or affiliates), but
                                        not exceeding three, as will make such
                                        bid prices available to the Calculation
                                        Agent. A "securities of The Nasdaq
                                        National Market" shall include
                                        securities included in any successor to
                                        such system and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Issuer Notice Date....................  The Business Day immediately succeeding the Determination Date; provided that
                                        the Issuer Notice Date shall be no
                                        later than the second scheduled Trading
                                        Day preceding the Maturity Date,
                                        notwithstanding the occurrence of a
                                        Market Disruption Event on such
                                        scheduled Trading Day.

Trading Day:..........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, the American Stock Exchange
                                        Inc., the Nasdaq National Market, the
                                        Chicago Mercantile Exchange, and the
                                        Chicago Board of Options Exchange and
                                        in the over-the-counter market for
                                        equity securities in the United States.

Market Disruption Event:..............  Means, with respect to the Underlying
                                        Shares:

                                        (i)   a suspension, absence or material
                                              limitation of trading of the
                                              Underlying Shares on the
                                              primary market for the Underlying
                                              Shares for more than two hours of
                                              trading or during the one-half
                                              hour period preceding the close of
                                              trading in such market; or a
                                              breakdown or failure in the price
                                              and trade reporting systems of the
                                              primary market for the Underlying
                                              Shares that is, in the sole
                                              discretion of the Calculation
                                              Agent, material; or the
                                              suspension, absence or material
                                              limitation on the primary market
                                              for trading in futures or options
                                              contracts related to the
                                              Underlying Shares, if available,
                                              during the one-half hour
                                              period preceding the close of
                                              trading in the applicable market,
                                              in each case as determined by the
                                              Calculation Agent in its sole
                                              discretion; and

                                        (ii)  a determination by the Calculation
                                              Agent in its sole discretion that
                                              the event described in clause (i)
                                              above materially interfered with
                                              the Issuer's ability or the
                                              ability of any of the Issuer's
                                              affiliates to unwind or adjust all
                                              or a material portion of the hedge
                                              with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange; (2) a decision to permanently
                                        discontinue trading in the relevant
                                        futures or options contract will not
                                        constitute a Market Disruption Event;
                                        (3) limitations pursuant to New York
                                        Stock Exchange Inc. Rule 80A (or any
                                        applicable rule or regulation enacted
                                        or promulgated by the New York Stock
                                        Exchange Inc., any other
                                        self-regulatory organization or the
                                        Commission of similar scope as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading; (4) a suspension
                                        of trading in futures or options
                                        contracts on the Underlying Shares by
                                        the primary securities market trading
                                        in such
                                        futures or options, if available, by
                                        reason of (x) a price change exceeding
                                        limits set by such securities exchange
                                        or market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Shares; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                                        The Calculation Agent shall as soon as
                                        reasonably practicable under the
                                        circumstances notify the Issuer, the
                                        Trustee, the Depository Trust Company
                                        and the Agents of the existence or
                                        occurrence of a Market Disruption Event
                                        on any day that but for the occurrence
                                        or existence of a Market Disruption
                                        Event would have been the Determination
                                        Date.

Exchange Factor.......................  The Exchange Factor shall initially be
                                        1.0, but shall be subject to adjustment
                                        by the Calculation Agent upon the
                                        occurrence of certain corporate events
                                        affecting the Underlying Shares though
                                        and including the Determination Date.
                                        See "Adjustment Events" below.

Adjustment Events:....................  The Exchange Factor or the amount paid at maturity (in the case of paragraph 5
                                        below) shall be adjusted as follows:

                                        1.   If the Underlying Shares are
                                             subject to a stock split or
                                             reverse stock split, then once
                                             such split has become effective,
                                             the Exchange Factor shall be
                                             adjusted to equal the product of
                                             the prior Exchange Factor and the
                                             number of shares issued in such
                                             stock split or reverse stock split
                                             with respect to one Underlying
                                             Share.

                                        2.   If the Underlying Shares are
                                             subject (i) to a stock dividend
                                             (issuance of additional

                                             Underlying Shares) that is given
                                             ratably to all holders of
                                             Underlying Shares or (ii) to a
                                             distribution of the Underlying
                                             Shares as a result of the
                                             triggering of any provision
                                             of the corporate charter of the
                                             Underlying Company, in each case
                                             other than a stock split described
                                             in paragraph 1, then once the
                                             dividend has become effective and
                                             the Underlying Shares are trading
                                             ex-dividend, the Exchange Factor
                                             shall be adjusted so that the new
                                             Exchange Factor shall
                                             equal the prior Exchange Factor
                                             plus the product of (i) the number
                                             of shares issued with respect to
                                             one Underlying Share and (ii) the
                                             prior Exchange Factor.

                                        3.   There shall be no adjustments to
                                             the Exchange Factor to reflect
                                             cash dividends or other
                                             distributions paid with respect to
                                             the Underlying Shares other than
                                             Extraordinary Dividends as
                                             described below (except that
                                             distributions described in
                                             paragraph 2 above shall not be
                                             subject to this paragraph). A cash
                                             dividend or other distribution
                                             with respect to the Underlying
                                             Shares shall be deemed to be an
                                             "Extraordinary Dividend" if such
                                             dividend or other distribution
                                             exceeds the immediately preceding
                                             non-Extraordinary Dividend for the
                                             Underlying Shares by an amount
                                             equal to at least 10% of the
                                             closing price of the Underlying
                                             Shares (as adjusted for any
                                             subsequent corporate event
                                             requiring an adjustment hereunder,
                                             such as a stock split or reverse
                                             stock split) on the Trading Day
                                             preceding the ex-dividend date for
                                             the payment of such Extraordinary
                                             Dividend (the "ex-dividend date").
                                             If an Extraordinary Dividend
                                             occurs with respect to the
                                             Underlying Shares, the Exchange
                                             Factor with respect to the
                                             Underlying Shares will be adjusted
                                             on the ex-dividend date with
                                             respect to such Extraordinary
                                             Dividend so that the new Exchange
                                             Factor will equal the product of
                                             (i) the then current Exchange
                                             Factor and (ii) a fraction, the
                                             numerator of which is the Closing
                                             Price on the Trading

                                             Day preceding the ex-dividend date,
                                             and the denominator of which is the
                                             amount by which the Closing Price
                                             on the Trading Day preceding the
                                             ex-dividend date exceeds the
                                             Extraordinary Dividend Amount. The
                                             "Extraordinary Dividend Amount"
                                             with respect to an Extraordinary
                                             Dividend for the Underlying Shares
                                             shall equal (i) in the case of
                                             cash dividends or other
                                             distributions that constitute
                                             regular dividends, the amount per
                                             share of such Extraordinary
                                             Dividend minus the amount per
                                             share of the immediately preceding
                                             non-Extraordinary Dividend for the
                                             Underlying Shares or (ii) in the
                                             case of cash dividends or other
                                             distributions that do not
                                             constitute regular dividends, the
                                             amount per share of such
                                             Extraordinary Dividend. To the
                                             extent an Extraordinary Dividend
                                             is not paid in cash, the value of
                                             the non-cash component will be
                                             determined by the Calculation
                                             Agent, whose determination shall
                                             be conclusive. A distribution on
                                             the Underlying Shares described in
                                             clause (i), clause (iv) or clause
                                             (v) of paragraph 5 below that also
                                             constitutes an Extraordinary
                                             Dividend shall not cause an
                                             adjustment to the Exchange Factor
                                             pursuant to this paragraph 3.

                                        4.   If the Underlying Company issues
                                             rights or warrants to all holders
                                             of the Underlying Shares to
                                             subscribe for or purchase
                                             Underlying Shares at an exercise
                                             price per share less than the
                                             Closing Price of the Underlying
                                             Shares on both (i) the date the
                                             exercise price of such rights or
                                             warrants is determined and (ii)
                                             the expiration date of such rights
                                             or warrants, and if the expiration
                                             date of such rights or warrants
                                             precedes the maturity of this
                                             Note, then the Exchange Factor
                                             shall be adjusted to equal the
                                             product of the prior Exchange
                                             Factor and a fraction, the
                                             numerator of which shall be the
                                             number of Underlying Shares
                                             outstanding immediately prior to
                                             the issuance of such rights or
                                             warrants plus the number of
                                             additional Underlying Shares
                                             offered for
                                             subscription or purchase pursuant
                                             to such rights or warrants and
                                             the denominator of which shall be
                                             the number of Underlying Shares
                                             outstanding immediately prior to
                                             the issuance of such rights or
                                             warrants plus the number of
                                             additional Underlying Shares which
                                             the aggregate offering price of the
                                             total number of shares of the
                                             Underlying Shares so offered for
                                             subscription or purchase pursuant
                                             to such rights or warrants would
                                             purchase at the Closing Price
                                             on the expiration date of such
                                             rights or warrants, which shall be
                                             determined by multiplying such
                                             total number of shares offered by
                                             the exercise price of such rights
                                             or warrants and dividing the
                                             product so obtained by such Closing
                                             Price.

                                        5.   If a Reorganization Event (as
                                             defined below) occurs, each holder
                                             of Notes will receive at maturity,
                                             in respect of each $1,000
                                             principal amount of each Note, the
                                             lesser of: (i) $1,000 in cash or
                                             (ii) Exchange Property (as defined
                                             below) in an amount with a value
                                             equal to the product of the stock
                                             redemption amount times the
                                             Transaction Value (as defined
                                             below). In the case of a
                                             Reorganization Event that is the
                                             result of any issuance of tracking
                                             stock by the Underlying Company or
                                             a Spin-off Event (as defined
                                             below), the Issuer may, at its
                                             sole option, in lieu of clause
                                             (ii) above, elect to deliver
                                             Exchange Property consisting
                                             solely of the reclassified
                                             Underlying Shares (in the case of
                                             an issuance of tracking stock) or
                                             the Underlying Shares with respect
                                             to which the spun-off security was
                                             issued (in the case of a Spin-off
                                             Event) and pay the cash value of
                                             such tracking stock or spun-off
                                             security as of the determination
                                             date. If the Issuer elects to
                                             deliver cash pursuant to the
                                             immediately preceding sentence,
                                             the Issuer will provide notice to
                                             holders of Notes as soon as
                                             practicable after the date of such
                                             Reorganization Event.

                                                "Reorganization Event" means
                                                (i) there
                                                has occurred any
                                                reclassification or change with
                                                respect to the Underlying
                                                Shares, including, without
                                                limitation, as a result of the
                                                issuance of any tracking stock
                                                by the Underlying Company; (ii)
                                                the Underlying Company or any
                                                surviving entity or subsequent
                                                surviving entity of the
                                                Underlying Company (an
                                                "Underlying Company Successor")
                                                has been subject to a merger,
                                                combinationor consolidation and
                                                is not the surviving entity;
                                                (iii) any statutory exchange of
                                                securities of the Underlying
                                                Company or any Underlying
                                                Company Successor with another
                                                corporation occurs (other than
                                                pursuant to clause (ii) above);
                                                (iv) the Underlying Company is
                                                liquidated; (v) the Underlying
                                                Company issues to all of its
                                                shareholders equity securities
                                                of an issuer other than the
                                                Underlying Company (other than
                                                in a transaction described in
                                                clauses (ii), (iii) or (iv)
                                                above) (a "Spin-off Event"); or
                                                (vi) a tender or exchange offer
                                                or going-private transaction is
                                                consummated for all the
                                                outstanding Underlying Shares.

                                                "Exchange Property" means
                                                securities, cash or any other
                                                assets distributed to holders
                                                of the Underlying Shares in any
                                                Reorganization Event,
                                                including, in the case of the
                                                issuance of tracking stock, the
                                                reclassified Underlying Shares
                                                and, in the case of a Spin-off
                                                Event, the Underlying Shares
                                                with respect to which the
                                                spun-off security was issued.

                                                "Transaction Value", at any
                                                date, means (i) for any cash
                                                received in any such
                                                Reorganization Event, the
                                                amount of cash received per
                                                Underlying Share; (ii) for any
                                                property other than cash or
                                                securities received in any such
                                                Reorganization Event, the
                                                market value, as determined by
                                                the calculation agent, as of
                                                the date of receipt, of such
                                                Exchange Property received for
                                                each

                                                Underlying Share; and
                                                (iii) for any security received
                                                in any such Reorganization
                                                Event (including in the case of
                                                the issuance of tracking stock,
                                                the reclassified Underlying
                                                Shares and, in the case of a
                                                Spin-off Event, the Underlying
                                                Shares with respect to which
                                                the spun-off security was
                                                issued), an amount equal to the
                                                closing price, as of the
                                                determination date, per share
                                                of such security multiplied by
                                                the quantity of such security
                                                received for each Underlying
                                                Share.

                                            If Exchange Property consists of
                                            more than one type of property,
                                            holders of Notes will receive at
                                            maturity a pro rata share of each
                                            such type of Exchange Property in
                                            proportion to the quantity of such
                                            Exchange Property received in
                                            respect of each Underlying Share.
                                            If Exchange Property includes a
                                            cash component, holders will not
                                            receive any interest accrued on
                                            such cash component. In the event
                                            Exchange Property consists of
                                            securities, those securities will,
                                            in turn, be subject to the
                                            antidilution adjustments set forth
                                            in paragraphs 1 through 5.

                                            For purposes of this paragraph 5,
                                            in the case of a consummated tender
                                            or exchange offer or going-private
                                            transaction involving Exchange
                                            Property of a particular type,
                                            Exchange Property shall be deemed
                                            to include the amount of cash or
                                            other property paid by the offeror
                                            in the tender or exchange offer
                                            with respect to such Exchange
                                            Property (in an amount determined
                                            on the basis of the rate of
                                            exchange in such tender or exchange
                                            offer or going-private
                                            transaction). In the event of a
                                            tender or exchange offer or a
                                            going-private transaction with
                                            respect to Exchange Property in
                                            which an offeree may elect to
                                            receive cash or other property,
                                            Exchange Property shall be deemed
                                            to include the kind and amount of
                                            cash and other property
                                            received by offerees who elect to
                                            receive cash.

                                        With respect to paragraphs 1 through 5
                                        above, no adjustments to the Exchange
                                        Factor shall be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Exchange Factor then
                                        in effect. The Exchange Factor
                                        resulting from any of the adjustments
                                        specified above shall be rounded to the
                                        nearest one hundred-thousandth with
                                        five one-millionths being
                                        rounded upward.

                                        No adjustments to the Exchange Factor
                                        or method of calculating the Exchange
                                        Factor shall be required other than
                                        those specified above. However, the
                                        Issuer may, at its sole discretion,
                                        cause the Calculation Agent to make
                                        additional changes to the Exchange
                                        Factor upon the occurrence of corporate
                                        or other similar events that affect or
                                        could potentially affect market prices
                                        of, or shareholders' rights in, the
                                        Underlying Shares (or other Exchange
                                        Property) but only to reflect such
                                        changes, and not with the aim of
                                        changing relative investment risk. The
                                        adjustments specified above do not
                                        cover all events that could affect the
                                        market price or the Closing Price of
                                        the Underlying Shares, including,
                                        without limitation, a partial tender or
                                        partial exchange offer for the
                                        Underlying Shares.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Factor or method of
                                        calculating the Exchange Factor and of
                                        any related determinations and
                                        calculations with respect to any
                                        distributions of stock, other
                                        securities or other property or assets
                                        (including cash) in connection with any
                                        Reorganization Event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Factor or method of
                                        calculating the Exchange Factor upon
                                        written request by any Holder of this
                                        Note.

Alternate Exchange Calculation in
case of an Event of Default...........  In case an Event of Default with respect to this Note shall have
                                        occurred and be continuing, the amount
                                        declared due and payable upon any
                                        acceleration of this Note shall be
                                        determined by the Calculation Agent,
                                        and shall be equal to the principal
                                        amount of this Note plus any accrued
                                        interest to but not including the date
                                        of acceleration.

Calculation Agent.....................  ABN AMRO Incorporated ("AAI"). All
                                        determinations made by the Calculation
                                        Agent will be at the sole discretion of
                                        the Calculation Agent and shall, in the
                                        absence of manifest error, be
                                        conclusive for all purposes and binding
                                        on the Holders and on the Issuer.

Additional Amounts....................  The Issuer shall, subject to certain exceptions and limitations set forth
                                        below, pay such additional amounts (the
                                        "Additional Amounts") to each holder of
                                        this Note as may be necessary in order
                                        that the net payment of the principal
                                        of this Note and any other amounts
                                        payable on this Note, after withholding
                                        for or on account of any present or
                                        future tax, assessment or governmental
                                        charge imposed upon or as a result of
                                        such payment by The Netherlands (or any
                                        political subdivision or taxing
                                        authority thereof or therein) or the
                                        jurisdiction of residence or
                                        incorporation of any successor
                                        corporation will not be less than the
                                        amount provided for in this Note to be
                                        then due and payable. The Issuer shall
                                        not, however, be required to make any
                                        payment of Additional Amounts to any
                                        such holder for or on account of:

                                        (a) any such tax, assessment or other
                                            governmental charge that would not
                                            have been so imposed but for (i)
                                            the existence of any present or
                                            former connection between such
                                            holder (or between a fiduciary,
                                            settlor, beneficiary, member or
                                            shareholder of such
                                            holder, if such holder is an estate,
                                            a trust, a partnership or a
                                            corporation) and The Netherlands and
                                            its possessions, including, without
                                            limitation, such holder (or such
                                            fiduciary, settlor, beneficiary,
                                            member or shareholder) being or
                                            having been a citizen or resident
                                            thereof, being or having been
                                            engaged in a trade or business or
                                            present therein or having, or
                                            having had, a permanent
                                            establishment therein or (ii) the
                                            presentation, where presentation
                                            is required, by the holder of a
                                            Note for payment on a date more
                                            than 30 days after the date on
                                            which such payment became due and
                                            payable or the date on which
                                            payment thereof is duly provided
                                            for, whichever occurs later;

                                        (b) any estate, inheritance, gift,
                                            sales, transfer or personal
                                            property tax or any similar tax,
                                            assessment or governmental charge;

                                        (c) any tax, assessment or other
                                            governmental charge that is
                                            payable otherwise than by
                                            withholding from payments on or in
                                            respect of this Note;

                                        (d) any tax, assessment or other
                                            governmental charge imposed on a
                                            payment that is required to be
                                            made pursuant to any European
                                            Union Directive on the taxation of
                                            savings implementing the
                                            conclusions of the ECOFIN Council
                                            meetings of November 26-27, 2000
                                            or any law implementing or
                                            complying with, or introduced in
                                            order to conform to such
                                            Directive;

                                        (e) any tax, assessment or other
                                            governmental charge required to be
                                            withheld by any paying agent from
                                            any payment of principal or other
                                            amounts payable, or interest on
                                            this Note, to the extent that such
                                            payment can be made without such
                                            withholding by presentation of
                                            this Note to any other paying
                                            agent;

                                        (f) any tax, assessment or other
                                            governmental charge that would not
                                            have been imposed
                                            but for a holder's failure to
                                            comply with a request addressed
                                            to the holder or, if different,
                                            the direct nominee of a
                                            beneficiary of the payment, to
                                            comply with certification,
                                            information or other reporting
                                            requirements concerning the
                                            nationality, residence or identity
                                            of the holder or beneficial owner
                                            of this Note, if such compliance is
                                            required by statute or by
                                            regulation of The Netherlands (or
                                            other relevant jurisdiction), or
                                            of any political subdivision or
                                            taxing authority thereof or
                                            therein, as a precondition to
                                            relief or exemption from such tax,
                                            assessment or other governmental
                                            charge; or

                                        (g) any combination of items (a), (b),
                                            (c), (d), (e) or (f).

                                        Nor shall the Issuer pay Additional
                                        Amounts with respect to any payment on
                                        this Note to a holder who is a
                                        fiduciary or partnership or other than
                                        the sole beneficial owner of such
                                        payment to the extent such payment
                                        would be required by the laws of The
                                        Netherlands (or other relevant
                                        jurisdiction), or any political
                                        subdivision thereof, to be included in
                                        the income, for tax purposes, of a
                                        beneficiary or settlor with respect to
                                        such fiduciary or a member of such
                                        partnership or a beneficial owner who
                                        would not have been entitled to the
                                        additional amounts had such
                                        beneficiary, settlor, member or
                                        beneficial owner been the holder of
                                        this Note.

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $8,250,000 (UNITED STATES DOLLARS EIGHT MILLION TWO HUNDRED FIFTY THOUSAND), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


                                      ABN AMRO BANK N.V.


Dated:                                By:
       ---------------------              -------------------------------
                                          Name:
                                          Title:


                                      By:
                                          -------------------------------
                                          Name:
                                          Title:

TRUSTEE' CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Indenture.

JPMORGAN CHASE BANK,
  as Trustee

By:
   -------------------------------
    Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


           TEN COM  -  as tenants in common
           TEN ENT  -  as tenants by the entireties
           JT TEN   -  as joint tenants with right of survivorship and not as
                       tenants in common


     UNIF GIFT MIN ACT -_____________________ Custodian ___________________
                                (Minor)                       (Cust)

     Under Uniform Gifts to Minors Act ____________________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:__________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:
      -----------------------
                                        ---------------------------------------
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with
                                        the name as written upon the face of
                                        the within instrument in every
                                        particular without alteration or
                                        enlargement.